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EXHIBIT 23



                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in this Annual Report (Form 10-K) of Worthington Foods, Inc. of our report dated February 3, 1999, included in the 1998 Annual Report to Shareholders of Worthington Foods, Inc.

         Our audit also included the financial statement schedule of Worthington Foods, Inc. and Subsidiary listed in Item 14(a)(2). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

         We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-55842) pertaining to the 1985 Stock Option Plan, in the Registration Statements (Form S-8 No. 33-67290 and Form S-8 No. 333-33041) pertaining to the 1993 Stock Option Plan for Non-Employee Directors, in the Registration Statement (Form S-8 No. 33-92222) pertaining to the 1995 Stock Option Plan, in the Registration Statement (Form S-8 No. 333-2904) pertaining to the Incentive Stock Purchase Plan for Eligible Employees and in the Registration Statement (Form S-8 No. 333-36841) pertaining to the Tax Savings and Profit Sharing Plan (October 1, 1997 Restatement) of our report dated February 3, 1999, with respect to the consolidated financial statements of Worthington Foods, Inc. and Subsidiary incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of Worthington Foods, Inc.


                                                              ERNST & YOUNG LLP



Columbus, Ohio
March 25, 1999

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